Exhibit 5.1



                   PAYNE, PAYNE, BRODER & FOSSEE, P. C.
                        ATTORNEYS AND COUNSELORS
                    32100 TELEGRAPH ROAD, SUITE 200
                   BINGHAM FARMS, MICHIGAN 48025-2454
                          TELEPHONE (248-642-7733)


                                                              July 1, 2004


The Washtenaw Group, Inc.
3767 Ranchero Drive
Ann Arbor, Michigan 48108

         Re:  The Washtenaw Group, Inc.: Registration Statement on Form S-8

Ladies and Gentlemen:

         We have acted as counsel to The Washtenaw Group, Inc., a Michigan corporation (the "Company"), in connection with the Registration Statement on Form S-8 (the "Registration Statement") filed by the Company on June 16, 2004 with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, relating to the offer and sale of up to 440,000 shares of common stock, par value $0.01 per share (the "Common Stock"), by the Company pursuant to the Stock Option and Incentive Plan adopted in July 2003 (the "Plan"). This opinion is furnished pursuant to the requirements of Item 601(b)(5) of Regulation S-K.

         In rendering this opinion, we have examined only the following documents: (i) the Company's Articles of Incorporation and Bylaws, (ii) resolutions adopted by the Board of Directors of the Company; (iii) the Registration Statement; and (iv) the Plan. We have not performed any independent investigation other than the document examination described. Our opinion is therefore qualified in all respects by the scope of that document examination. We have assumed and relied on, as to questions of fact and mixed questions of law and fact, the truth, completeness, authenticity and due authorization of all certificates, documents, and records examined and the genuineness of all signatures. This opinion is limited to the laws of the State of Michigan.

         Based upon and subject to the foregoing, we are of the opinion that the shares of Common Stock of the Company which are being offered and sold by the Company pursuant to the Registration Statement and the Plan, when sold in the manner and for the consideration contemplated by the Registration Statement and the Plan, will be duly authorized and validly issued, fully paid, and non-assessable.


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The Washtenaw Group, Inc.
July 1, 2004
Page Two


         We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement.

                                    Sincerely,

                                   /s/ Payne, Payne, Broder & Fossee, P.C.